Exhibit 23.1

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Entera Bio Ltd. of our report dated March 8, 2024 relating to the financial statements, which appears in Entera Bio Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Kesselman & Kesselman

Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited
Tel-Aviv, Israel
March 8, 2024